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                                                                    Exhibit 99.5
                         SEARCH FINANCIAL SERVICES INC.

                    OFFER  TO   EXCHANGE  9%/7% CONVERTIBLE
           PREFERRED STOCK AND 12% SENIOR CONVERTIBLE PREFERRED STOCK
                                 FOR  SHARES OF
                         SEARCH FINANCIAL SERVICES INC.
                                  COMMON STOCK

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., DALLAS, TEXAS TIME, ON FRIDAY,
                  ______________, 1998, UNLESS EXTENDED (THE
                              "EXPIRATION DATE").
                  TENDERS OF 9%/7% CONVERTIBLE PREFERRED STOCK
                   AND 12% SENIOR CONVERTIBLE PREFERRED STOCK
           MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

         Enclosed for your consideration is the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) dated ____________, 1997, and a related form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") by Search Financial Services Inc. (the "Company") each share of its 9%/7% Convertible Preferred Stock and 12% Senior Convertible Preferred Stock (together collectively referred to as the "Preferred Stock") into four shares of the Company's Common Stock, $.01 par value (collectively, the "Exchange Consideration").

         Consummation of the Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) under the heading "The Exchange Offer--Conditions of the Offer."

         WE ARE THE REGISTERED HOLDER OF SHARES OF PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH SHARES OF PREFERRED STOCK CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE [BLUE] LETTER OF TRANSMITTAL (THE "LETTER OF TRANSMITTAL") IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish us to tender any or all of the Preferred Stock held by us for your account pursuant to the terms and conditions set forth in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) and the Letter of Transmittal. We urge you to read the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) and the Letter of Transmittal carefully before instructing us to tender your Preferred Stock.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Dallas, Texas time, on Friday, ____________, 1998, unless extended. Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein), at any time prior to the Expiration Date.

         Your attention is directed to the following:

         1.      The Exchange Offer is for all outstanding Preferred Stock.
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         2.      Consummation of the Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Proxy
Statement/Prospectus (and the Offer to Exchange contained therein) under the heading "The Exchange Offer--Conditions of the Offer."

         3. Any transfer taxes incident to the transfer of Preferred Stock from the tendering holder to the Company will be paid by the Company, except as provided in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) and the instructions to the Letter of Transmittal.

         If you wish to have us tender any or all of the shares of Preferred Stock pursuant to the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

             INSTRUCTIONS REGARDING THE PROXY STATEMENT/PROSPECTUS
                 (AND THE OFFER TO EXCHANGE CONTAINED THEREIN)
                      WITH RESPECT TO THE PREFERRED STOCK
                       OF SEARCH FINANCIAL SERVICES INC.

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer.

         This will instruct you whether to tender the principal amount of Preferred Stock indicated below held by you for the account of the undersigned pursuant to the terms of and conditions set forth in the Proxy
Statement/Prospectus (and the Offer to Exchange contained therein) and the Letter of Transmittal.

Box 1 [__] Please tender the 9%/7% Convertible Preferred Stock and/or 12% Senior Convertible Preferred Stock held by you for my account.

Box 2 [__] Please do not tender any 9%/7% Convertible Preferred Stock or 12% Senior Convertible Preferred Stock held by you for my account.

Date:              ___________________________,  1998

Number of shares of 9%/7% Convertible Preferred Stock  to be Tendered:
$_____________*

Number of shares of 12% Senior Convertible Preferred Stock to be Tendered. $____________*

                                   SIGN HERE

Signature(s)
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Please print name(s) here
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Please type or print address
                             ------------------------------------------------

Area Code and Telephone Number
                               ----------------------------------------------

Taxpayer Identification or Social Security Number
                                                  ---------------------------

My Account Number With You
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*        Unless otherwise indicated, signature(s) hereon by beneficial owner(s)
         shall constitute an instruction to the nominee to tender Preferred Stock of such beneficial owner(s).